EXHIBIT 5.1

March 15, 2007	Michele D. Vaillancourt
Direct dial: (612) 604-6681
Direct fax: (612) 604-6881
mvaillancourt@winthrop.com

MathStar, Inc.
19075 NW Tanasbourne Drive, Suite 200
Hillsboro, OR  97124

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by MathStar, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”), of up to an aggregate offering price of $40,000,000, or the equivalent thereof, of:

(a)                                    shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

(b)                                warrants to purchase the Company’s securities described above (“Warrants”); and

(e)                                 Units consisting of any combination of two or more of the securities registered pursuant to the Registration Statement (“Units”).

The Common Stock, Warrants and Units are collectively referred to herein as the “Securities.”

In connection herewith, we have examined the Company’s Certificate of Incorporation and Bylaws and any amendment or restatement thereof and the Registration Statement.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquires, that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed the genuineness of all signatures; the authenticity of original documents and the conformity to the originals of all documents submitted to us as copies; the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; the legal competence and capacity of natural persons; that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; that a prospectus supplement or supplements will have been filed with the Commission describing the Securities offered thereby; that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; that any definitive underwriting, purchase or similar agreement with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and, with respect to any shares of Common Stock offered, that there will be a sufficient number of shares of Common Stock authorized under the Company’s Certificate of Incorporation and not otherwise reserved for issuance.

Based on such examination, we are of the opinion that:

1.             Based solely on a recently dated good standing certificate from the Secretary of State of the State of Delaware, the Company is validly existing and in good standing under the laws of the State of Delaware.

2.             The shares of Common Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable, assuming:

(a)           the Board of Directors of the Company or a duly constituted and acting committee of such Board (the Board of Directors or such committee being referred to herein as the “Board”) has taken all necessary corporate action to authorize and approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and

(b)           certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with any applicable definitive underwriting, purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exercise or exchange of any other Security, in accordance with the terms of such Security or the instrument or agreement governing such Security providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock).

3.                                        The Warrants to be issued pursuant to the Registration Statement will be validly issued, assuming:

(a)           the Board has taken all necessary corporate action to authorize and approve the issuance and the terms of the Warrants, the terms of the offering thereof and related matters; and

(b)           the Warrants have been duly executed and delivered against payment therefor pursuant to the applicable definitive underwriting, purchase, warrant or similar agreement duly authorized, executed and delivered by the Company and any warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and any such warrant agent.

4.             The Units to be issued pursuant to the Registration Statement will be validly issued, assuming:

(a)           the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters; and the issuance and terms of any Securities that are components of such Units;

(b)           the Units and the Securities that are components of the Units have been duly executed and delivered against payment therefor pursuant to the applicable definitive underwriting, purchase, unit, warrant or similar agreement duly authorized, executed and delivered by the Company and any unit agent, and the certificates for the Units and the Securities that are components of the Units have been duly executed and delivered by the Company and any unit agent for the Units.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)           limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)           rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)           general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the corporate laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.

Very truly yours,

Winthrop & Weinstine, P.A.

By:	/s/ Michele D. Vaillancourt
Michele D. Vaillancourt